Exhibit 99.2

WHITE MOUNTAINS ADVISORS LLC

370 CHURCH STREET

GUILFORD, CT 06437

Prospector Partners, LLC

370 Church Street

Guilford, CT 06437

, 2005

This letter agreement (this “Agreement”) is to confirm the understanding between White Mountains Advisors LLC (the “Company”) and Prospector Partners, LLC (“Prospector”) with respect to consulting services that the Company wishes to obtain from Prospector and Prospector wishes to provide to the Company.  In consideration of the mutual covenants and agreements set forth herein, Prospector and the Company hereby agree as follows:

1.                                       Duties; Responsibilities.  The Company hereby appoints and engages Prospector to perform, and Prospector hereby agrees to perform, (a) capital management advisory services, (b) portfolio strategy and asset allocation advisory services, (c) management of investment partnership and private equity investments, (d) mergers and acquisitions advisory services and (e) such other services as may be reasonably requested from time to time by the Company (collectively, the “Services”), all on the terms and subject to the conditions of this Agreement.  Prospector shall make available personnel acceptable to the Company as necessary to provide the Services.  The delivery by Prospector of the Services hereunder shall be at such times and at such places as the interests, needs, businesses or opportunities of the Company shall reasonably require.

2.                                       Exclusivity.  During the Consultation Period, neither Prospector nor any of its principals or employees shall provide for pay any services similar to the Services to any other person or engage in Competitive Business Activities without the prior written approval of the Company.  Notwithstanding the foregoing, (a) Prospector (and its principals and employees) may continue Prospector’s investment management business, which consists of providing investment management services to Prospector Partners Fund, L.P., Prospector Partners Small Cap Fund, L.P., Prospector Offshore Fund (Bermuda), Ltd., Prospector Turtle Fund, L.P. and any other investment fund and any separate account that it shall have been managing on the date of this Agreement or any new investment fund or separate account (other than private equity or other funds or separate accounts that intend to invest in controlling positions in Competitive Businesses) that it shall manage during the Consultancy Period (hereinafter any such investment funds shall collectively be referred to as the “Funds” and any such accounts shall collectively be referred to as the “Separate Accounts”) and the Connecticut Fund Business, and (b) in no event shall Prospector or its affiliates be precluded from entering into discretionary investment management agreements with, or accepting investments in Prospector-sponsored investment funds from, any person (including any Competitive Business). The term “person” as used in this agreement shall be broadly interpreted to include any corporation, partnership, group, individual or entity.

“Competitive Business Activities” shall mean (i) being employed by or acting as a paid consultant to, (ii) participating in the management of or (iii) controlling any Competitive Business.  Competitive Business Activities shall not include (A) the Connecticut Fund Business or (B) the beneficial ownership by Prospector of any person that is directly or indirectly engaged in a Competitive Business so long as (i) Prospector beneficially owns 25% or less of the equity of such person or (ii) the Competitive Business Activities account for less than 25% of the consolidated annual revenues of such person.

“Competitive Business” shall mean any person engaged in the business of insurance or reinsurance.

The “Connecticut Fund Business” shall mean the business activities of the Connecticut Fund Business Entities (as hereinafter defined) in respect of investments under the Connecticut Insurance Reinvestment Act No. 97-292. The “Connecticut Fund Business Entities” shall include: (i) Insurance Capital Partners, LLC; (ii) Olmstead Capital Management, LLC; (iii) Prospector Capital Management, LLC; (iv) Prospector Partners CT Fund Investment Management, LLC;  (v) Prospector Capital Management II, LLC; (vi) Prospector Connecticut Fund GP, LLC; and (vii) Prospector Connecticut Fund II GP, LLC.

3.                                       Compensation.  (a) Subject to the approval of the Compensation Committee of the Board of Directors (the “Compensation Committee”) of White Mountains Insurance Group, Ltd. (“WTM”), Prospector shall be issued 7,000 performance shares under the WTM Long-Term Incentive Plan (the “LTIP”) for the 2005-2007 performance cycle with the performance target for 50% of such performance shares being the same as the corporate performance target established at the beginning of such cycle for the WTM corporate staff and the performance target for the other 50% of such performance shares being the same as the investment portfolio performance target established at the beginning of such cycle applicable to the WTM investment staff.

(b)                                 Subject to the approval of the Compensation Committee of WTM, (i) currently outstanding grants of performance shares for the 2003-2005 and 2004-2006 performance cycles held by the individuals listed on Schedule A shall remain outstanding and their vesting shall become subject to Schedule B of this Agreement and (ii) currently outstanding grants of performance shares for the 2005-2007 performance cycles held by the individuals listed on Schedule A shall be canceled without any payment therefor.

(c)                                  Commencing with the 2006-2008 performance cycle, unless and until this Agreement shall have been terminated, and subject to the approval of the Compensation Committee, at the beginning of each performance cycle Prospector shall be granted performance shares with a target value at the time of grant of approximately $4.5 million.  The Compensation Committee of WTM shall establish the performance targets for such performance shares.

(d)                                 Except as otherwise provided in this Agreement, all performance shares described in this Section 3 shall be subject to the terms of the LTIP.

4.                                       Term.  This Agreement shall be effective as of the date first above written and shall continue until terminated as provided below (the “Consultation Period”).  Either party hereto may terminate this Agreement at any time upon 30 days’ prior written notice to the other party.  In addition, the Company may terminate this Agreement by written notice to Prospector following the death or long-term disability of John D. Gillespie or if he ceases to be affiliated with Prospector (or any permitted assignee).

5.                                       Effect of Termination.  (a) Termination by Company.  If the Company shall terminate this Agreement (i) for Cause or by reason of John D. Gillespie ceasing to be affiliated with Prospector (or any permitted assignee), then any outstanding performance shares for the 2005-2007 performance cycle and any subsequent performance cycles shall be canceled without any payment therefor, (ii) upon the death or long-term disability of John D. Gillespie, then any outstanding performance shares for the 2005-2007 performance cycle and any subsequent performance cycles shall be canceled and Prospector shall be entitled to a payment as set forth in Section 7(e)(i) of the LTIP, or (iii) for any other reason, then any outstanding performance shares for the 2005-2007 performance cycle and any subsequent performance cycles shall be canceled and Prospector shall be entitled to receive a payment equal to the market value of a number of WTM common shares equal to the number of such performance shares pro rated for (A) the portion of the performance cycle that elapsed prior to the termination and (B) the level of performance through the end of the fiscal quarter in which the termination occurred, as reasonably determined by the Compensation Committee of the Board of Directors of WTM in its sole discretion.

“Cause” shall mean the failure of Prospector to provide the Services in accordance with Section 1 or the breach by Prospector or any of its principals or employees of the covenants contained in Section 2, 6 or 7 of this Agreement.

(b)                                 Termination by Prospector.  If Prospector shall terminate this Agreement (i) other than for Good Reason, then any outstanding performance shares for the 2005-2007 performance cycle and any subsequent performance cycles shall be canceled without any payment therefor, or (ii) for Good Reason, then any outstanding performance shares for the 2005-2007 performance cycle and any subsequent performance cycles shall be canceled and Prospector shall be entitled to receive a payment equal to the market value of a number of WTM common shares equal to the number of such performance shares pro rated for (A) the portion of the performance cycle that elapsed prior to the termination and (B) the level of performance through the end of the fiscal quarter in which the termination occurred, as reasonably determined by the Compensation Committee of the Board of Directors of WTM in its sole discretion.

“Good Reason” shall mean the failure by the Company to grant or pay Prospector the compensation set forth in Section 3.

6.                                       Nondisclosure.  The parties hereto agree that during the course of the provision of the Services by Prospector to the Company, Prospector will have access to, and will gain knowledge with respect to, the Company’s Confidential Information (as defined below). The parties acknowledge that unauthorized disclosure or misuse of such Confidential Information would cause irreparable damage to the Company. Accordingly, Prospector agrees to the covenants in this Section 6.  Prospector agrees that it, its affiliates and employees shall not (except as may be required by law), without the prior written consent of the Company, use or disclose (other than in connection with providing Services hereunder), or knowingly permit any other person to use, disclose or gain access to, any Confidential Information.  In addition, upon termination of this Agreement for any reason, Prospector shall return to the Company the original and all copies of all documents, correspondence and other data (in whatever form maintained) or property in its possession relating to the business of the Company or any of its affiliates, including but not limited to all Confidential Information, and shall not be entitled to any lien or right of retention in respect thereof. “Confidential Information” shall mean all information (whether or not in written form) that relates to the business activities of the Company, any of its affiliates or their respective operations, products or services, and which is not known to the public generally, including but not limited to technical information or reports; trade secrets; unwritten knowledge and “know-how”; business strategies and philosophies; information relating to business opportunities; vendor, supplier, employee, client or consumer lists and information; client service records or consumer product records; premium volume records; investment records; investment and risk management strategies; product development, marketing and sales strategies; market surveys; marketing plans; profitability analyses; long-range plans; information relating to premiums, fees, competitive strategies and new product or service development; information relating to any forms of compensation and other personnel-related information; contracts; and underwriter or trading partners lists.  Notwithstanding the foregoing, Prospector shall own and be permitted to use its investment track record, and shall be permitted to retain copies of all documentation necessary under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), to support the track record or otherwise required to be retained under the Advisers Act and related rules.

7.                                       Independent Contractor Status.  Prospector shall perform all services under this Agreement as an “independent contractor” and not as an agent of the Company.  Prospector and its principals and employees are not authorized to assume or create any obligation or responsibility, express or implied, on behalf of, or in the name of, the Company or to bind the Company in any manner in connection with their performance of the Services, it being understood that John D. Gillespie is also a director of WTM and may take these actions to the extent permitted in his capacity as a director.  Prospector and its principals and employees shall not hold themselves out to any party as an agent or employee of the Company or its affiliates in connection with their performance of the Services.  Prospector shall bear full responsibility for all taxes (including interest and penalties, if any) owing on the compensation payable hereunder, and Prospector acknowledges that the Company shall not withhold any taxes on such compensation unless otherwise required by laws applicable to consulting relationships.

8.                                       Miscellaneous.  This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter hereof and thereof.  This Agreement may be amended or modified only by a written instrument executed by both the Company and Prospector.  This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of New York.  Prospector agrees that a breach of any of the restrictions set forth in this Agreement would cause the Company irreparable injury and damage, and that, in the event of any breach or threatened breach, the Company, in addition to all other rights and remedies at law or in equity, shall have the right to enforce the specific performance of such restrictions and to apply for injunctive relief against their violation.  The invalidity or unenforceability of any provision hereof (or portion thereof) shall not affect the validity or enforceability of any other provision hereof, and if any such provision (or portion thereof) is so broad as to be unenforceable, it shall be interpreted to be only as broad as is enforceable. This Agreement shall be binding upon, and inure to the benefit of, both parties and their respective successors and assigns, including any corporation with which, or into which, the Company may be merged or which may succeed to its assets or business; provided, however, that the obligations of Prospector are personal and shall not be assigned by it other than to another company controlled by John D. Gillespie that has the capability to perform the Services.  Any notice or other communication hereunder to either party shall be in writing and shall be deemed to have been duly given when delivered personally or mailed by registered mail, return receipt requested, postage prepaid, addressed to the party as its respective address appears in this Agreement.  This Agreement may be executed in counterparts, each of which will be deemed to be an original, but each of which together will constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

WHITE MOUNTAINS ADVISORS LLC

by
Name:
Title:

PROSPECTOR PARTNERS, LLC

by
Name:
Title: